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                                                                    Exhibit 3.2



                                     BY-LAWS

                                       of

                        THE MORTGAGE FINANCE CORPORATION

                                    ARTICLE I

                                  Stockholders

                  Section 1.1. Annual Meeting. Except as otherwise provided in the Certificate of Incorporation and these By-Laws, an annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of any other proper business shall be held at the principal office of the Corporation in the City of New York, State of New York or such other place within or without the State of Delaware as the Board may designate, on the first Tuesday in March in each year or on such earlier or later date as the Board may designate, at such time of the day as the Board shall appoint. if such day shall fall an a legal holiday in the State of Delaware, such meeting shall be held and the Directors elected on the next day thereafter not such a legal holiday. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient.

                  Section 1.2. Special Meetings. A special meeting of stockholders of the Corporation may be called by the Board or the President, and shall be called by the Secretary or an Assistant Secretary upon the written request, stating the purpose or purposes of the proposed meeting, of the holders of an aggregate of not less than 25% of the outstanding stock entitled to vote at such meeting.

                  Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

                  Unless otherwise provided by law, the written notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears an the records of the Corporation.

                  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 1.4. Quorum. Except as otherwise provided by law in respect of the vote of holders of stock that shall be required for a specified action, at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section
1.3 of these By-Laws, notice need not be given of the adjourned meeting.

                  Section 1.5. Presiding Officer and Secretary. At every meeting of stockholders the President, or in his absence the Treasurer, shall preside. In the absence of both said officers, any other officer of the Corporation present shall call such meeting to order and preside. The Secretary, or in his absence the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

                  Section 1.6. Vote of Stockholders. Except as otherwise required by law or the Certificate of Incorporation, all action by stockholders shall be taken at stockholders' meetings unless the Board shall determine that such action shall be taken by written consent of stockholders.

                  Except as otherwise provided by law, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting. Upon the demand of any stockholder entitled to vote, the vote for Directors shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

                  Whenever Directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereat. Whenever any corporate action, other than the election of Directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereat.

                  Section 1.7. Judges of Election. The Board may at any time appoint two or more persons to serve as Judges of Election at any meeting of stockholders to act as judges and tellers with respect to all votes by ballot at such meeting. If any Judge appointed be absent or refuse to act, or if his office become vacant and not be filled by the Board, if a majority of the


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Judges be present, they may act, otherwise, or if there be a failure to elect or appoint Judges, the presiding officer of the meeting may appoint one or more Judges for such meeting. No Director or officer of the Corporation shall be eligible for election or appointment as Judge. The Judges appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Judges at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.

                                   ARTICLE II

                                    Directors

                  Section 2.1. Number, Election and Term of Directors. The number of Directors constituting the Board of Directors (herein called the "Board") shall be such number as is fixed from time to time by resolution adopted by a majority of the Directors then in office or by the stockholders, but in no event shall be less than three. Directors shall be elected annually by stockholders. The term of office of each Director shall be from the time of his election and qualification until the annual election of Directors next succeeding his election and until his successor shall have been elected and shall have qualified.

                  Section 2.2. Vacancies and Newly Created Directorships. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

                  Section 2.3. Place of Meeting. Meetings of the Board, regular or special, shall be held at the principal office of the Corporation in the City of New York, State of New York, or at such other place within or without the State of Delaware as may fixed by resolution of the Board.

                  Section 2.4. Annual Organization Meeting. An annual organization meeting of the Board shall be held at the time of the next regular meeting of the Board after each annual election of Directors unless another time be fixed by resolution of the Board. No notice of such meeting need be given. Any business may be transacted at such annual organization meeting.

                  Section 2.5. Regular Meetings. The Board may fix times for regular meetings of the Board and no notice of such meetings need be given. Any business may be transacted at any regular meeting.

                  Section 2.6. Special Meetings, Notice and Waiver of Notice. Special meetings of the Board shall be held whenever called by the President or any three Directors. Notice of


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each such special meeting shall be mailed postage prepaid to each Director, addressed to him at his residence or usual place of business or other address filed by him with the Secretary for such purpose, or shall be sent to him by telegraph, cable or wireless, or shall be delivered or given to him personally or by telephone, not later than the second day preceding the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Any business may be transacted at any special meeting. Waiver of notice in writing by any Director of any special meeting of the Board, whether prior or subsequent to such meeting, or attendance at such meeting by any Director, shall be equivalent to notice to such Director of such meeting.

                  Section 2.7. Quorum and Manner of Acting. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, one-third of the whole Board shall constitute a quorum for the transaction of any business at any meeting of the Board and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum a majority of the Directors present may adjourn any meeting from time to time until a quorum is present and no notice of any adjourned meeting need be given other than by announcement at the meeting which is being adjourned. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                  Section 2.8. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting, if all members of the Board or of such Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes proceedings of the Board or Committee.

                  Section 2.9. Compensation of Directors. Directors who are not officers of the Corporation shall receive such compensation as may be fixed by the Board for service on the Board or any Committee of the Board.

                                   ARTICLE III

                             Committees of the Board

                  Section 3.1. Committees. The Board may from time to time, by resolution adopted by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member at any meeting of such Committee. Any such Committee shall exercise powers as may be assigned to it by the Board.


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                  Section 3.2. Committee Rules; Quorum. Each Committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board one-third of any Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such Committee present at a meeting at which a quorum is present shall be the act of such Committee.

                                   ARTICLE IV

                                    Officers

                  Section 4.1. Titles. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be appointed at any time or from time to time by the Board. The Board may by resolution delegate to any Committee of the Board or any officer authority to appoint such other officers, to assign powers and duties to any such officer, to rescind or terminate the appointment of any such officer and to accept the resignation of any such officer. Any one or more Vice Presidents may be designated Executive Vice President or Senior Vice President. One person may hold any two or more offices and perform the duties thereof.

                  Section 4.2. Appointment, Term and Compensation of Officers. The President shall be appointed by the Board to hold office until the next annual organization meeting of the Board and until their successors are appointed and qualified. The term of office of all other officers shall be at the pleasure of the Board. The compensation of all officers of the Corporation shall be fixed by resolution of the Board, except that the Board may authorize the President to fix and to delegate to such other officers as the Board may designate authority to fix any compensation of any officer not exceeding a total amount or amounts specified by the Board.

                  Section 4.3. President. The President shall be the principal executive officer and the principal administrative officer of the Corporation and shall have the responsibility for carrying out the policies of the Board and, subject to the direction of the Board, shall have general supervision over the business and affairs of the Corporation.

                  Section 4.4. Vice Presidents. Each Vice President shall, upon request, advise and assist the President in managing the Corporation and shall have such other powers and perform such other duties as usually pertain to his office and as may be assigned to him at any time or from time to time by the Board or the President.

                  Section 4.5. Secretary. The Secretary shall act as Secretary of the Board and as Secretary at meetings of the stockholders and, in general, shall have charge of all records of the Corporation relating to its organization and corporate action and shall have power to certify the contents thereof, and shall have such other powers and perform such duties as usually pertain to


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his office and as may be assigned to him at any time or from time to time by the
Board, or the President.

                  Section 4.6. Treasurer. The Treasurer shall act as the principal financial officer and the principal accounting officer and shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the Board or the President.

                  Section 4.7. Other Officers. Other officers and assistant officers appointed by the Board shall have such powers and perform such duties as usually pertain to their respective offices and as may be assigned to them at any time or from time to time by the Board or the President.

                                    ARTICLE V

                                  Capital Stock

                  Section 5.1. Certificates; Transfer Agents and Registrars. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board and shall be signed in the name of the Corporation by the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof, engraved, stamped or printed, and shall contain such information as is required by law to be stated thereon. If any stock certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 5.2. Transfers of Stock. Transfers of stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed, and on surrender of the certificate or certificates for such stock properly endorsed or accompanied by a proper instrument of transfer. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, registration and transfer of certificates for stock of the Corporation and may appoint one or more banks or trust companies, including any affiliate of the Corporation, as transfer


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agents and registrars of the stock of the Corporation and require all certificates to bear the signature thereof. The Corporation shall be entitled to treat the holder of record of any stock as the owner thereof in fact.

                  Section 5.3. Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty not, less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                                      Seal

                  Section 6.1. Seal. The seal of the Corporation shall be in such form as may be approved from time to time by the Board and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The Secretary and any other officers authorized by resolution of the Board shall be empowered to use and attest the corporate seal on all documents.


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                                   ARTICLE VII

                                  Miscellaneous

                  Section 7.1. Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board by resolution shall from time to time designate.

                  Section 7.2. Shares of Other Corporations. The President, or in his absence the Treasurer, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations.

                                  ARTICLE VIII

                                 Indemnification

                  Section 8.1. Indemnification of Directors, Officers, Employees and Agents. Any person (including the heirs, executors and administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that (a) he is or was a director or officer of the Corporation, or (b) he is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if,, as and to the extent authorized by the applicable law, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceedings. The Corporation may indemnify any person (including the heirs, executors and administrators of such person) who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided by the foregoing sentence. The indemnification provided by this Section
8.1 and by statute in a specific case shall not be deemed exclusive of any other


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rights to which any person indemnified may be entitled under any By-Law, lawful agreement, vote of stockholders or disinterested directors or otherwise.

                                   ARTICLE IX

                                   Amendments

                  Section 9.1. Amendments. These By-Laws or any of them may be altered, amended or repealed, or new By-Laws may be adopted, from time to time, by the Board at any regular or special meeting thereof by vote of a majority of the Directors then in office.


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                        THE MORTGAGE FINANCE CORPORATION

                    Written Consent in Lieu of First Meeting
                            of the Board of Directors

                  The undersigned, being all of the directors of The Mortgage Finance Corporation, a Delaware corporation (the "Corporation"), hereby consent, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, to the adoption of the resolutions below taking or authorizing the actions specified therein.

                  On December 4, 1986, the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware. The Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 4, 1988. The incorporator (the "Incorporator") of the Corporation adopted By-Laws pursuant to an Instrument of Organization dated March 4, 1988. It is therefore appropriate for the Board of Directors of the Corporation to take certain actions relating to the organization of the Corporation. Accordingly, the following resolutions were unanimously adopted:

                  Resolution No. 1 - Acts of Incorporator

                           RESOLVED, that all of the acts of the Incorporator
                  be, and hereby are, ratified and approved.

                  Resolution No. 2 - Number of Directors

                           RESOLVED, that pursuant to Section 2.1 of the
                  By-laws, the number of Directors constituting the Board of Directors shall be five.

                  Resolution No. 3 - Appointment of Officers

                           RESOLVED, that the following persons are appointed to
                  the offices below set opposite their names, to hold office at the pleasure of the Board of Directors until the meeting of the Board of Directors following the next annual meeting of the stockholders of this Corporation and until their successors shall have been appointed and shall have qualified:

                           President                A. Hardy Eubanks III

                           Treasurer                Jeffrey L. Satenstein

                           ; and it is further

                           RESOLVED, that the President shall be designated as
                  the principal executive officer of the Corporation; and it is further

                           RESOLVED, that the Treasurer shall be designated as
                  the principal financial officer and shall be designated as the principal accounting officer.

                  Resolution No. 4 - Filing of By-Laws

                           RESOLVED, that the form of By-Laws adopted by the
                  Incorporator, a copy of which is annexed hereto, be filed with the records of this Corporation.

                  Resolution No. 5 - Corporate Borrowing

                           RESOLVED, that the President is hereby authorized on
                  behalf of this Corporation to borrow for this Corporation $100,000 from Chase Manhattan Corporation.

                  Resolution No. 6 - Issuance of Certificates

                           RESOLVED, that the execution in the name of the
                  Corporation and the filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement or Statements on Form S-11, together with any pre-effective and post-effective amendments thereto (collectively, the "Registration Statement"), including a prospectus, one or more forms of


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                  prospectus supplements and any and all exhibits and other
                  documents relating thereto, for the purpose of the registration of the offering and sale by the Corporation directly or through one or more trusts of up to $500,000,000 of pass-through certificates to be issued in series (hereinafter, collectively, the "Certificates"), presented to the Board of Directors, be, and hereby is, approved and each of the President, any Vice President or Treasurer of the Corporation is singly authorized and empowered to file such Registration Statement on behalf of the Corporation and any prospectus and forms of prospectus supplement included therein as they in their discretion deem necessary or desirable in order to effect the registration of the Certificates and further to cause to be filed with the SEC such other documents as they in their discretion deem necessary or desirable in order to comply with the Securities Act or the Securities Exchange Act of 1934, as amended; and it is further

                           RESOLVED, that the Board of Directors hereby approves
                  the execution by each officer and director who may be required to sign the Registration Statement (whether on behalf of the Corporation or as an officer or director thereof or by attesting the seal of the Corporation or otherwise) of a power of attorney appointing such officers and directors, and each of them, severally, his true and lawful attorney and agent to execute in his name, place and stead (in any capacity) any and all amendments to the Registration Statement and all instruments necessary or desirable in connection therewith, and file the same with the SEC, granting to each of said attorneys and agents the power to act with or without the other, and the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever which may be necessary or desirable as set forth in such Registration Statement, and to do or cause to be done all such acts and things in connection therewith on behalf of the Corporation as they, in their sole discretion, deem necessary or desirable, and each officer an director is authorized and empowered to so executed such power of attorney; and it is further

                           RESOLVED, that any and all actions of the executive
                  officers of this Corporation in connection with the matters contemplated by the foregoing resolutions taken prior to the date of this resolution be, and they hereby are, approved, ratified and adopted in all respects as fully as if such actions had been


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                  presented to this Board of Directors for its approval prior to such actions being taken; and it is further

                           RESOLVED, that the proper officers of the Corporation
                  be, and they hereby are, authorized and directed in its name and on its behalf, to take all such further action, to cause to be prepared and filed all such documents, to make all expenditures and incur all expenses, and to execute and deliver all instruments deemed by any of them to be necessary or appropriate for carrying out the purposes of the foregoing resolutions; and the execution by such officers of any such document or instrument or the payment of any such expenditures or expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation of the documents or instruments so executed, the expenses or expenditures so paid and the action so taken; and it is further

                           RESOLVED, that A. Hardy Eubanks III, President, The
                  Mortgage Finance Corporation, 1 Chase Manhattan Plaza, 35th Floor, New York, New York 10005, be, and he hereby is, appointed as agent for service for the Company, pursuant to the rules and regulations of the Securities Act of 1933, as amended, in respect to the aforesaid Registration Statement, and any all amendments thereto.

                  Resolution No. 7 - Authorization of Officers and Counsel to take Necessary Action

                           RESOLVED, that the proper officers of the
                  Corporation, and the Corporation's counsel, be, and each of them hereby is, authorized and directed to prepare and execute such documents, make such filings, seek such approvals and to take such actions as may be necessary or advisable in order to carry out the purposes of the foregoing resolutions and the intent of each thereof.


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                  IN WITNESS WHEREOF, this consent has been executed by each director on the date indicated opposite such directors name and each director does hereby direct that this Consent be filed with the minutes of this Corporation.


                                                      Date of Execution
                                                     -------------------
             /s/ Richard L. Huber                       March 4, 1988
          -------------------------------
          Richard L. Huber



                /s/ Gordon I. Miller, Jr.               March 4, 1988
          -------------------------------
          Gordon I. Miller, Jr.



              /s/ Michael G. J. Davis                   March 4, 1988
          -------------------------------
          Michael G. J. Davis



             /s/ A. Hardy Eubanks III                   March 4, 1988
          -------------------------------
          A. Hardy Eubanks III



             /s/ Jeffrey L. Satenstein                  March 4, 1988
          -------------------------------
          Jeffrey L. Satenstein


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